Exhibit 99

Investor Relations Contact

Shane O’Connor, Executive Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

FOR IMMEDIATE RELEASE

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER OF FISCAL 2021

Wilmington, MA – March 31, 2021 – UniFirst Corporation (NYSE: UNF) (the “Company,” “UniFirst” or “we”) today reported results for its second quarter ended February 27, 2021 as compared to the corresponding period in the prior fiscal year:

Q2 2021 Financial Highlights

•	Consolidated revenues for the second quarter decreased 3.2% to $449.8 million.
•	Operating income was $40.7 million, a decrease of 7.8%.
•	The quarterly tax rate decreased to 22.7% compared to 24.2% in the prior year.
•	Net income decreased to $32.6 million, or 6.0%.
•	Diluted earnings per share decreased to $1.71 from $1.82, or 6.0%.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “During the quarter, our business and the economy continued to be impacted by the COVID-19 pandemic. In addition, our results were affected by the severe winter storms in Texas and the surrounding states during February.  Taking into account these challenges, we are pleased with the solid results for our quarter. I want to thank our Team Partners again sincerely for the tremendous effort they continue to put forth ensuring that they are taking care of each other and our customers during these challenging times. They truly continue to deliver in every way.”

Segment Reporting Highlights

Core Laundry Operations

•

Revenues for the quarter decreased 3.4% to $398.2 million. This decrease was primarily due to the continued impact of the COVID-19 pandemic on our customers’ operations and wearer levels.  In addition, severe winter storms in Texas and the surrounding states during February contributed to the decline.

•

Operating margin decreased to 8.9% from 9.3%. This segment’s profitability was negatively impacted by the pandemic-related decline in rental revenues on our cost structure, the impact of the severe winter storms in Texas and the surrounding states during February as well as higher healthcare claims costs. These items were partially offset by lower merchandise and travel-related costs.

Specialty Garments

•

Revenues for the quarter were $35.2 million, a decrease of 2.1%. This decrease was primarily due to decreased revenues from our U.S. and Canadian nuclear operations which were partially offset by higher direct sales in our cleanroom operations.

•

Operating margin increased to 14.9% from 12.9% a year ago. This increase was primarily due to a higher gross margin on direct sales as well as lower travel-related costs. These benefits were partially offset by higher payroll costs as a percentage of revenues.

•	Specialty Garments consists of nuclear decontamination and cleanroom operations, and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

Balance Sheet and Capital Allocation

•	Cash, cash equivalents and short-term investments totaled $509.6 million as of February 27, 2021.
•	The Company had no long-term debt outstanding as of February 27, 2021.
•

Under its previously announced stock repurchase program, the Company repurchased 12,200 shares of common stock for a total of $2.3 million during its second fiscal quarter of 2021. As of February 27, 2021, the Company had repurchased a total of 368,117 shares of common stock for a total of $61.8 million under the program.

•	Weighted average shares outstanding – Diluted for the second quarter of fiscal 2021 and fiscal 2020 was 19.0 million and 19.1 million shares, respectively.

Financial Outlook

Mr. Sintros continued, “During the latter part of our second quarter, positive COVID-19 cases in the markets we serve declined sharply from the surge experienced over the holidays.  This decline has created more stability in our operating environment even though economic activity continues to be at reduced levels including in the energy dependent markets that we service. Although the recent impacts of COVID-19 could continue to change at any time, this recent stability has improved our ability to project our results over the remainder of our fiscal year.  At this time, we expect revenues for fiscal 2021 to be between $1.793 billion and $1.803 billion and fully diluted earnings per share to be between $7.30 and $7.65.”

Conference Call Information

UniFirst Corporation will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, as well as the delivery of facility service programs. Together with its subsidiaries, the Company also provides first aid and safety products, and manages specialized garment programs for the cleanroom and nuclear industries. UniFirst manufactures its own branded workwear, protective clothing, and floorcare products; and with 260 service locations, over 300,000 customer locations, and 14,000-plus employee Team Partners, the Company outfits nearly 2 million workers each business day. For more information, contact UniFirst at 800.455.7654 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company’s current views with respect to future events and financial performance, including projected revenues and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “assume,” “strive,” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by adverse economic conditions, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, and their impact on our customers’ businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances such as the COVID-19 pandemic, uncertainties regarding our ability to consummate and successfully integrate acquired businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the COVID-19 pandemic, any loss of key management or other personnel, increased costs as a result of any changes in federal or state laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding the price levels of natural gas, electricity, fuel and labor, the negative effect on our business from sharply depressed oil and natural gas prices, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, the continuing increase in domestic healthcare costs, increased workers’ compensation claim costs, increased healthcare claim costs, including as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, political or other instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to properly and efficiently design, construct, implement and operate a new customer relationship management (“CRM”) computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in Securities and Exchange Commission, New York Stock Exchange and accounting rules, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, economic and other developments associated with the war on terrorism and its impact on the economy, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, general economic conditions, our ability to successfully implement our business strategies and processes, including our capital allocation strategies and the other factors described under “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 29, 2020, “Item 1.A. Risk Factors” and elsewhere in our Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)	Thirteen weeks ended February 27, 2021	Thirteen weeks ended February 29, 2020	Twenty-six weeks ended February 27, 2021	Twenty-six weeks ended February 29, 2020
Revenues	$449,764	$464,600	$896,617	$929,998

Operating expenses:
Cost of revenues (1)	289,455	301,422	565,255	590,738
Selling and administrative expenses (1)	93,329	93,080	182,032	183,608
Depreciation and amortization	26,287	25,971	52,595	51,430
Total operating expenses	409,071	420,473	799,882	825,776

Operating income	40,693	44,127	96,735	104,222

Other (income) expense:
Interest income, net	(863)	(2,175)	(1,431)	(4,536)
Other (income) expense, net	(584)	539	165	1,067
Total other income, net	(1,447)	(1,636)	(1,266)	(3,469)

Income before income taxes	42,140	45,763	98,001	107,691
Provision for income taxes	9,555	11,083	23,520	24,769

Net income	$32,585	$34,680	$74,481	$82,922

Income per share – Basic:
Common Stock	$1.80	$1.90	$4.10	$4.55
Class B Common Stock	$1.44	$1.52	$3.28	$3.64

Income per share – Diluted:
Common Stock	$1.71	$1.82	$3.91	$4.34

Income allocated to – Basic:
Common Stock	$27,349	$29,129	$62,520	$69,654
Class B Common Stock	$5,236	$5,551	$11,961	$13,268

Income allocated to – Diluted:
Common Stock	$32,585	$34,680	$74,481	$82,922

Weighted average shares outstanding – Basic:
Common Stock	15,223	15,293	15,235	15,300
Class B Common Stock	3,643	3,643	3,643	3,643

Weighted average shares outstanding – Diluted:
Common Stock	19,037	19,105	19,032	19,114

(1)	Exclusive of depreciation on the Company’s property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	February 27, 2021	August 29, 2020
Assets
Current assets:
Cash, cash equivalents and short-term investments	$509,563	$474,838
Receivables, net	204,068	190,916
Inventories	110,701	106,269
Rental merchandise in service	155,410	154,278
Prepaid taxes	5,263	7,115
Prepaid expenses and other current assets	38,459	35,918

Total current assets	1,023,464	969,334

Property, plant and equipment, net	599,144	582,470
Goodwill	429,511	424,844
Customer contracts and other intangible assets, net	85,142	85,536
Deferred income taxes	543	522
Operating lease right-of-use assets, net	41,203	42,710
Other assets	96,751	93,611

Total assets	$2,275,758	$2,199,027

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$61,177	$64,035
Accrued liabilities	152,171	132,965
Accrued taxes	—	527
Operating lease liabilities, current	12,783	12,569

Total current liabilities	226,131	210,096

Long-term liabilities:
Accrued liabilities	132,910	132,820
Accrued and deferred income taxes	87,229	85,721
Operating lease liabilities	28,378	29,261

Total liabilities	474,648	457,898

Shareholders’ equity:
Common Stock	1,523	1,525
Class B Common Stock	364	364
Capital surplus	86,979	86,645
Retained earnings	1,740,737	1,684,565
Accumulated other comprehensive loss	(28,493)	(31,970)

Total shareholders’ equity	1,801,110	1,741,129

Total liabilities and shareholders’ equity	$2,275,758	$2,199,027

Detail of Operating Results

(Unaudited)

Revenues

(In thousands, except percentages)	Thirteen weeks ended February 27, 2021	Thirteen weeks ended February 29, 2020	Dollar Change	Percent Change
Core Laundry Operations	$398,235	$412,192	(13,957)	(3.4)%
Specialty Garments	35,222	35,980	(758)	(2.1)%
First Aid	16,307	16,428	(121)	(0.7)%
Consolidated total	$449,764	$464,600	$(14,836)	(3.2)%

(In thousands, except percentages)	Twenty-six weeks ended February 27, 2021	Twenty-six weeks ended February 29, 2020	Dollar Change	Percent Change

Core Laundry Operations	$791,425	$828,490	$(37,065)	(4.5)%
Specialty Garments	73,356	69,382	3,974	5.7%
First Aid	31,836	32,126	(290)	(0.9)%
Consolidated total	$896,617	$929,998	$(33,381)	(3.6)%

Operating Income

(In thousands, except percentages)	Thirteen weeks ended February 27, 2021	Thirteen weeks ended February 29, 2020	Dollar Change	Percent Change
Core Laundry Operations	$35,366	$38,357	$(2,991)	(7.8)%
Specialty Garments	5,234	4,627	607	13.1%
First Aid	93	1,143	(1,050)	(91.9)%
Consolidated total	$40,693	$44,127	$(3,434)	(7.8)%

(In thousands, except percentages)	Twenty-six weeks ended February 27, 2021	Twenty-six weeks ended February 29, 2020	Dollar Change	Percent Change
Core Laundry Operations	$84,236	$92,165	$(7,929)	(8.6)%
Specialty Garments	12,393	9,506	2,887	30.4%
First Aid	106	2,551	(2,445)	(95.8)%
Consolidated total	$96,735	$104,222	$(7,487)	(7.2)%

Operating Margin

	Thirteen weeks ended February 27, 2021	Thirteen weeks ended February 29, 2020
Core Laundry Operations	8.9%	9.3%
Specialty Garments	14.9%	12.9%
First Aid	0.6%	7.0%
Consolidated total	9.0%	9.5%

	Twenty-six weeks ended February 27, 2021	Twenty-six weeks ended February 29, 2020
Core Laundry Operations	10.6%	11.1%
Specialty Garments	16.9%	13.7%
First Aid	0.3%	7.9%
Consolidated total	10.8%	11.2%

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Twenty-six weeks ended February 27, 2021	Twenty-six weeks ended February 29, 2020
Cash flows from operating activities:
Net income	$74,481	$82,922
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	52,595	51,430
Amortization of deferred financing costs	56	56
Share-based compensation	3,266	3,227
Accretion on environmental contingencies	224	269
Accretion on asset retirement obligations	492	463
Deferred income taxes	847	727
Other	19	16
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(12,511)	(4,867)
Inventories	(4,287)	6,125
Rental merchandise in service	(338)	6,839
Prepaid expenses and other current assets and Other assets	2,267	2,170
Accounts payable	(1,923)	(5,815)
Accrued liabilities	11,460	(1,752)
Prepaid and accrued income taxes	1,368	(4,941)
Net cash provided by operating activities	128,016	136,869

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(7,018)	(41,021)
Capital expenditures, including capitalization of software costs	(66,855)	(62,271)
Proceeds from sale of assets	281	236
Net cash used in investing activities	(73,592)	(103,056)

Cash flows from financing activities:
Proceeds from exercise of share-based awards	3	75
Taxes withheld and paid related to net share settlement of equity awards	(2,643)	(3,281)
Repurchase of Common Stock	(9,534)	(14,203)
Payment of cash dividends	(9,069)	(6,609)
Net cash used in financing activities	(21,243)	(24,018)

Effect of exchange rate changes	1,544	187

Net increase in cash, cash equivalents and short-term investments	34,725	9,982
Cash, cash equivalents and short-term investments at beginning of period	474,838	385,341
Cash, cash equivalents and short-term investments at end of period	$509,563	$395,323